EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                 Three Months Ended                 Nine Months Ended
                                                     September 30                     September 30
                                               ---------------------              ---------------------
                                               1997             1996              1997             1996
                                               ----             ----              ----             ----
Primary:
Average shares outstanding                   9,670,000         9,529,000         9,622,000        9,484,000

Net effect of dilutive  stock  options
   based on the treasury
   stock method using
   the greater of quarter-end
   market price or average market price         308,000          396,000           292,000          410,000
                                            -----------      -----------        ----------        ---------

Totals                                        9,978,000        9,925,000         9,914,000        9,894,000
                                            ===========       ==========         =========        =========

Net Income                                 $  1,458,000      $ 1,261,000       $ 3,570,000      $ 3,032,000
                                            ===========       ==========        ==========        =========

Per share amount                           $        .15      $       .13       $       .36      $       .31
                                            ===========       ==========        ==========       ==========


Fully diluted:
Average shares outstanding                    9,670,000        9,529,000         9,622,000        9,484,000

Net effect of dilutive  stock  options
   based on the treasury  stock method
   using the greater of quarter-end
   market price or average market price         333,000          396,000           362,000          410,000

Totals                                       10,003,000        9,925,000         9,984,000        9,894,000
                                             ==========        =========        ==========        =========

Net Income                                  $ 1,458,000      $ 1,261,000       $ 3,570,000      $ 3,032,000
                                             ==========        =========        ==========       ==========

Per share amount                            $       .15      $       .13       $       .36      $       .31
                                             ==========       ==========        ==========       ==========
